Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

REGARDING

SHARES OF BENEFICIAL INTEREST

IN

BLACKROCK PRIVATE INVESTMENTS FUND

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED DECEMBER 26, 2024

The Offer will expire

at, and this Letter of Transmittal must be

received by, 11:59 p.m., Eastern Time,

on Monday, January 27, 2025, unless the Offer is extended.

If you do not want to sell your Shares at this time, please disregard this notice. This is simply notification of the Fund’s tender offer. If you decide to tender, you are responsible for confirming that your financial adviser or the Fund’s Transfer Agent has received your documents in good order.

Ladies and Gentlemen:

The undersigned hereby tenders to BlackRock Private Investments Fund, a diversified, closed-end management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest (“Shares”) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase dated December 26, 2024 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). All capitalized terms used herein and not otherwise defined have the meaning as defined in the Fund’s Agreement and Declaration of Trust. The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be received timely and in the appropriate form.

The undersigned hereby sells to the Fund the Shares of the Fund tendered hereby pursuant to the Offer. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer Shares tendered hereby and all dividends, distributions (including, without limitation, distributions of additional Shares) and rights declared, paid or distributed in respect of such Shares that are declared, paid or distributed in respect of a record date occurring on or after the date on which the Shares are accepted for repurchase by the Fund (collectively, “Distributions”), that when such Shares are accepted for repurchase by the Fund, the Fund will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges and encumbrances, and that none of such Shares and Distributions will be subject to any adverse claim. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Transfer Agent or the Fund to be necessary or desirable to complete the sale, assignment and transfer of Shares tendered hereby and all Distributions.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares of the Fund or portion thereof tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all the undersigned’s Shares of the Fund may be purchased.

A non-transferable, non-interest bearing promissory note for the purchase price will be issued to the undersigned if the Fund accepts for purchase the Shares tendered hereby. The undersigned acknowledges that the promissory note will be held for the undersigned by State Street Bank and Trust Company, the Fund’s transfer agent. The cash payment(s) of the purchase price for the Shares tendered by the undersigned and accepted for purchase by the Fund will be made by wire transfer of the proceeds to the undersigned’s account at the financial intermediary from which the undersigned’s subscription funds were debited, or, for direct investments without a financial intermediary, to the account designated by the undersigned in this Letter of Transmittal. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from the account, the institution at which the account is held may subject such withdrawal to any fees that it would customarily assess upon the withdrawal of cash from such account. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering shareholder in the sole discretion of the Fund’s Board of Trustees.

If the undersigned’s Shares are tendered and accepted for purchase, the promissory note will provide for payment of the purchase price in two or more installments, except that if the undersigned is tendering only a portion, but not all, of the undersigned’s Shares, such payment generally will be made in a single installment, as described in Section 7 “Payment for Shares” of the Offer to Purchase. The undersigned recognizes that the amount of the purchase price for Shares will be based on the unaudited net asset value of the Fund as of March 31, 2025 (the “Valuation Date”), subject to an extension of the Offer as described in Section 15 “Amendments; Extensions of Purchase Period; Termination” of the Offer to Purchase.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

Letter of Transmittal – BlackRock Private Investments Fund	Page 1

VALUATION DATE: March 31, 2025

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), January 27, 2025

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

A.	IF YOU INVEST IN THE FUND THROUGH A FINANCIAL INTERMEDIARY: PLEASE SEND COMPLETED FORMS TO YOUR FINANCIAL ADVISOR / PORTFOLIO MANAGER

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Fund’s Transfer Agent No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.

OR

B.	IF YOU INVEST IN THE FUND DIRECTLY (NOT THROUGH A FINANCIAL INTERMEDIARY): PLEASE FAX OR MAIL TO THE FUND’S TRANSFER AGENT AT:

Regular Mail State Street Bank and Trust Company Attn: Quincy Nonnelly-Transfer Agency Shareholder Services/Transfer Agency P.O. Box 5493 Boston, MA 02206	E-MAIL: BLK_RegAlts_INQ@statestreet.com FOR ADDITIONAL INFORMATION CALL: 1-888-204-3956

Overnight Mail State Street Bank and Trust Company Attn: Quincy Nonnelly-Transfer Agency 1776 Heritage Drive Mail Code: JAB/3 North Quincy, MA 02206

*   *   *

PART 1 – NAME (AS IT APPEARS ON YOUR BLACKROCK PRIVATE INVESTMENTS FUND STATEMENT) AND CONTACT INFORMATION

Fund Account #:
Account Name/Registration:
Address:
City, State, Zip
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

Letter of Transmittal – BlackRock Private Investments Fund	Page 2

PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a dollar amount or number of Shares.

☐	Full Repurchase

☐	Partial Repurchase* of Institutional Shares: $____________ or ____________ Number of Shares

☐	Partial Repurchase* of Class D Shares: $____________ or ____________ Number of Shares

☐	Partial Repurchase* of Class S Shares: $____________ or ____________ Number of Shares

☐	Partial Repurchase* of Class T Shares: $____________ or ____________ Number of Shares

*

If the requested partial repurchase would put the account balance below the required minimum balance, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐	Change request to Full Repurchase if amount requested to be repurchased would need to be reduced to maintain minimum account balance

BLACKROCK PRIVATE INVESTMENTS FUND ACCOUNT #: ________________ (Should be the same as on page 2)

PART 3 – PAYMENT

For investors with a financial intermediary: Payments will be directed back to the account from which your subscription funds were debited. Contact your financial intermediary or account manager if you have any questions.

For direct investors: Payments will be directed to the account designated by the undersigned. Complete the wire instructions attached hereto and provide directly to the Fund’s Transfer Agent.

PART 4 – SIGNATURE(S)

The undersigned acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Prospectus and the Offer to Purchase dated December 26, 2024 (the “Offer to Purchase”). This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority so to act must be submitted together with this Letter of Transmittal.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Letter of Transmittal – BlackRock Private Investments Fund	Page 3

Wire Instructions (To be Completed Only by Direct Investors)

Tender Offer proceeds should be delivered to the following account (must be in the name of the investor):

To:

Correspondent bank name (if applicable):

Correspondent bank routing #/SWIFT:

Beneficiary bank name:

Beneficiary bank SWIFT/Account #:

In favor of:

Account #:

Letter of Transmittal – BlackRock Private Investments Fund	Page 4